EXHIBIT 10.20

                                  AMENDMENT TO
                             KEY EMPLOYEE AGREEMENT
                                       AND
                       CONFIDENTIAL INFORMATION AGREEMENT


         THIS AGREEMENT, dated and effective as of October 1, 1996, among Liaqat Khan ("Khan"), Intelesys Corporation, a Delaware corporation formerly known as Dynasys/ Intelligent Systems Corporation ("Intelesys"), and a Delaware corporation currently known as Nexar Technologies, Inc. ("Nexar") which owns all of the issued and outstanding capital stock of Intelesys, amends (i) the Key Employee Agreement entered into on or about August 1, 1995 (the "Original Employment Agreement") between Intelesys and Khan and (ii) the Confidential Information Agreement entered into on or about August 1, 1995 (the "Original Confidentiality Agreement") between Intelesys and Khan.

         The parties hereto agree as follows:

         1. The text of Section 1.1 of the Original Employment Agreement is amended to read in its entirety as follows:

         "You shall serve as Executive Vice President of Manufacturing of the Company (or in such other executive capacity as shall be designated by the Chairman of the Board of Directors or the President of the Company) and you shall perform the duties customarily associated with such capacity from time to time and at such place or places in Northern California as the Chairman of the Board of Directors or the President of the Company shall designate as appropriate and necessary in connection with such employment."

         2. The text of Section 2.1 (entitled "Term of Employment") of the Original Employment Agreement is amended to read in its entirety as follows:

         "The initial term of this Agreement shall be for the period of years set forth on Exhibit A annexed hereto. Unless either party chooses otherwise by notice to the other given prior to the expiration of each such contract year, the Agreement automatically extends at the end of each year for an additional year throughout the term of the Agreement. Your employment with the Company may be terminated as provided in Sections 2.2 or 2.3."

         3. The text of Section 2.2(d) of the Original Employment Agreement is amended to read in its entirety as follows:

         "(d) at any time without Cause, provided the Company shall be obligated to pay you the applicable severance compensation and other benefits set forth on Exhibit A attached hereto."







         4. The text of Section 1 of Exhibit A (entitled "Term") to the Original Employment Agreement is amended to read in its entirety as follows:

         "The term of the Agreement to which this Exhibit A is annexed and incorporated shall be for five (5) years, renewing automatically each year pursuant to Section 2.1 of the Agreement, commencing October 1, 1996, unless terminated prior thereto in accordance with Section 2.2 or
         2.3 of the Agreement."

         5. The text of subparagraphs (a) and (c) (subparagraph (b) remaining in full force and effect) of Section 2 of Exhibit A (entitled "Compensation") to the Original Employment Agreement are each amended to read in their entirety as follows:

         "(a) Base Salary. Your Base Salary is One Hundred Fifty Thousand Dollars ($150,000) per annum as of October 1, 1996 and thereafter for the term of the Agreement, to be paid in accordance with the Company's payroll policies and subject to increases thereafter as determined in good faith by the Company's Board of Directors (or a duly appointed Compensation Committee thereof)."

         "(c)     Severance Package Pursuant to Section 2.2(d) of the Agreement:

                  1. Termination Without Cause after Change in Control: If there occurs a Change of Control of the Company (for purposes hereof, "Change of Control" is defined as any merger (other than a merger with a subsidiary or in which the Company is the survivor and "acquiror"), a sale of substantially all assets or similar change in control transaction involving the Company) at any time, and your employment is terminated (i) by the Company for any reason other than Cause or (ii) by you after a reduction in either responsibilities or pay or change in location, you will receive the following:

                           a)       Full   immediate   vesting  of  any  issued,
                                    unvested stock options,

                           b) Full payment of any accrued, unpaid salary, bonus or benefit payments,

                           c)       One year base pay at highest prior level,

                           d) One year incentive bonus at highest prior level,

                           e) One year of full benefits package including health, disability and life insurance, full contributions to all qualified and non-qualified retirement and pension plans or (then) current value of same in cash if terms of plans preclude participation, but only to the extent similar benefits are not received in another position,


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                           f)       $750,000 cash, and

                           g) In the event that your employment is terminated pursuant to this item 1 and the excise tax imposed by Section 4999 of the Internal Revenue Service Code (the "Code") (or any successor penalty or excise tax subsequently imposed by law) applies to any payments under this item 1, an additional amount shall be paid by the Company to you such that the aggregate after-tax amount that you shall receive under this item 1, shall have a present value equal to the aggregate after-tax amount that you would have received and retained had such excise tax not applied to you. For this purpose, you shall be assumed to be subject to tax in each year relevant to the computation at the then maximum applicable combined Federal and California income tax rate, and the determination of the present value of payments to you shall be made consistent with the principles of Section 280G of the Code.

                  2. Termination Without Cause Absent Change in Control: If your employment is terminated by the Company (other than for Cause) or by you after a reduction in either responsibilities or pay or change in location, you will receive all of the items listed in item 1 above, except (g) (all payments set forth in this item 2 shall be guaranteed by Palomar Medical Technologies, Inc. ("Palomar") for as long as Palomar and its subsidiaries own 50% or more of the voting power of the capital stock of the Company).

                  3. Expiration of Employment Agreement: Upon the expiration of this Agreement (or successor agreement), you will be entitled to receive the following (all payments set forth in this item 3 shall be guaranteed by Palomar for as long as Palomar and its subsidiaries own 50% or more of the voting power of the capital stock of the Company):

                           a) Full payment of any accrued, unpaid salary, bonus or benefit payments,

                           b) $750,000 cash, but only if the Company has achieved cumulative total revenues of $150,000,000 for the period commencing on January 1, 1997 to the date of expiration,

                           c)       One year base pay at highest prior level,

                           d) One year incentive bonus at highest prior level, and


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                           e)       One year of full benefits package  including
                                    health,  disability and life insurance, full
                                    contributions    to   all    qualified   and
                                    non-qualified retirement and pension plans or (then) current value of same in cash if terms of plans preclude participation, but only to the extent similar benefits are not received in another position.

                  4. Termination For Cause: If your employment is terminated for Cause (as defined in Section 2.4), you will be entitled only to full payment of any accrued, unpaid salary, bonus and benefit payments and retention of any fully vested stock options and other benefits."

         6. The following new subparagraph (d) is added to Section 2 of Exhibit A (entitled "Compensation") to the Original Employment Agreement:

         "(d) Per Unit Sold Bonus. In addition to the Bonus determined pursuant to subparagraph (b) above, an amount equal to the product of $2.00 multiplied by the number of personal computers sold by the
         Company (subject to reduction for returns, credits, set-offs and allowances) during the period commencing on April 1, 1997 and thereafter for the term of the Agreement, payable quarterly."

         7. The text of the second paragraph of Section 5 of Exhibit A (entitled "Expenses") of the Original Employment Agreement is amended to read in its entirety as follows:

         "The Company will provide you with a monthly automobile allowance of $1,000."

         8. The following new Section 8 of Exhibit A (entitled "Vesting of Stock Options Upon IPO") is added to the Original Employment Agreement:

         "8. Vesting of Stock Options Upon IPO. All stock options held by you as of February 28, 1997, will vest 50% upon consummation of an underwritten registered initial public offering ("IPO") of the common stock of the Company and in full one year after the closing of such IPO and immediately prior to a Change of Control."

         9. Section 3.2 of the Original Confidentiality Agreement is hereby amended to read in its entirety as follows:

         "For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, methods, works, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable, or reduced to practice, made, conceived, authored or developed by me (whether solely or jointly with others) during the period of my employment with the Company, or within one year thereafter, which relate in any manner to the actual or demonstrably anticipated business, products, or research and development of the Company, or result from or are

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         suggested by any task assigned to me or any work  performed by me or on behalf of the Company."

         10. Section 3.3 of the Original Confidentiality Agreement is hereby amended to read in its entirety as follows:

         "Any discovery, process, design, method, technique, work, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, products, or research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by me or on behalf of the Company."

         11. All references herein and in the Original Employment Agreement to the "Company" shall mean Nexar, rather than Intelesys. All references herein and in the Original Employment Agreement to the Chairman of the Board of the Company shall mean the Chairman of the Board of Nexar. All references in the Original Confidentiality Agreement to the "Company" shall mean Nexar, any entities directly or indirectly owned or controlled by, or affiliated with, Nexar, and any successors or assigns of the foregoing.

         12. Any notices under the Original Employment Agreement and the Original Confidentiality Agreement required by their terms to be given to Intelesys shall instead be given to Nexar. The respective addresses for notices under the Original Employment Agreement and the Original Confidentiality Agreement shall be as follows:

                  If to Nexar:              Nexar Technologies, Inc.
                                            182 Turnpike Road
                                            Westborough, MA 01581
                                            Attention: Albert J. Agbay, Chairman

                  If to Khan:               Liaqat Y. Khan
                                            c/o Nexar Technologies, Inc.
                                            30551 Huntwood Avenue
                                            Hayward, CA 94544

         13. Except to the extent modified hereby, all terms of the Original Employment Agreement and the Original Confidentiality Agreement shall be unaffected hereby and shall continue in full force and effect.


                                    * * * * *

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         EXECUTED as of the date first above written.





                              By:      Liaqat Khan


                              INTELESYS CORPORATION
                              (f/k/a Dynasys/Intelligent Systems Corporation)



                              By:      Albert J. Agbay, Chairman


                              NEXAR TECHNOLOGIES, INC.



                              By:      Albert J. Agbay, Chairman,
                                       Chief Executive Officer and President







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